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                                                                    EXHIBIT 99.1





              FORM OF PROXY OF UNITED AMERICAN HOLDING CORPORATION
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                                                                    SOLICITED BY
                                                                    THE BOARD OF
                                                                       DIRECTORS
                                      PROXY

                       UNITED AMERICAN HOLDING CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                             _________________, 1998

         The undersigned hereby appoints James L. Hewitt and James P. Caruso, and either of them, or such other persons as the board of directors of United American Holding Corporation ("United American"), may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of United American at the special meeting of shareholders to be held on __________________, 1998, and at any and all adjournments thereof.

                                                FOR       AGAINST     ABSTAIN

1.       To ratify, adopt, and approve the
         Agreement and Plan of Merger dated   [     ]     [     ]     [     ]
         as of September 8, 1997, pursuant
         to which United American will be
         merged with and into The Colonial
         BancGroup, Inc.

2. In their discretion, to vote on such other matters as may properly come before the meeting and to vote upon matters incident to the conduct of the meeting

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNITED AMERICAN AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND TO VOTE UPON MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

                           DATED:________________________________________, 1997


                           PHONE NO:
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                           -----------------------------------------------------
                           (Signature of Shareholder)

                           -----------------------------------------------------
                           (Signature of Shareholder, if more than one)

                           Please sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each shareholder must sign. Agents, executors, administrators, guardians and trustees must give full title as such. Corporations should sign by their president or authorized officer.